Gary M. Crosby President & Chief Executive Officer Gregory W. Norwood Chief Financial Officer First Quarter 2015 Earnings Highlights April 24, 2015

2 Any statements contained in this presentation regarding the outlook for FNFG’s business and markets, such as projections of future earnings performance, statements of FNFG’s plans and objectives, forecasts or market trends and other matters, are forward-looking statements based on FNFG’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward- looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, FNFG claims the protection of the safe harbor for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.   Certain factors could cause FNFG’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this presentation. These factors include the factors discussed in Part I, Item 1A of FNFG’s 2014 Annual Report on Form 10-K under the heading “Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Safe Harbor Statement

1Q15 Financial Results

Income Statement *($ in millions, except per share data)*		4Q14		1Q15
Net Interest Income	$	269.8	$	262.9
Noninterest Income		77.2		82.2
Net Revenues		347.0		345.2
Noninterest Expense*		248.2		243.5
Pre-tax, Pre-provision Income		98.7		101.7
Provision for Loan Losses		35.7		12.8
Pre-tax Income		63.0		88.9
Income Taxes		2.3		26.7
Net Operating Income	**$**	**60.7**	**$**	**62.2**
Preferred stock dividend		7.5		7.5
Net Income Available to Common Stockholders	**$**	**53.2**	**$**	**54.7**
Operating Earnings per Diluted Share	**$**	**0.15**	**$**	**0.15**
Less: Restructuring Charges, net of taxes		(0.02)		(0.03)
Add: Deposit Account Remediation, net of taxes		0.04		—
GAAP Earnings per Diluted Share	$	0.17	$	0.12
Key Ratios				
Net Interest Margin		3.11%		3.07%
Return on Average Tangible Assets*		0.58%		0.59%
Pre-tax, pre-provision ROA*		1.02%		1.07%
Return on Average Tangible Common Equity*		8.85%		9.34%
Efficiency Ratio*		71.5%		70.5%
Tier 1 Common Ratio (B1)		8.20%		NA
Common Equity Tier 1 Ratio (B3)		NA		8.48%

- Net revenues essentially flat QOQ
  - ~50% of NII decline QOQ due to 2 fewer days in 1Q15
  - Fee income, excl HTC, declined $6M QOQ reflecting moderation in capital markets from record 4Q14 as well as typical seasonal patterns
  - Net interest margin of 3.07%, 4 bps lower QOQ and in line with guidance
- Average loans increased 4% annualized QOQ
  - Average commercial loans increased 5% annualized QOQ
  - Average consumer loans increased 2% annualized QOQ
- Operating noninterest expense* of $244M declined $5M QOQ
  - Salaries & benefits expense down 5% YOY
- Credit metrics normalize from elevated 4Q14 levels
  - Originated NCOs of 0.31%, down 13 bps QOQ
  - Originated Allowance covered 3.7x 1Q15 originated NCOs
- GAAP tax rate normalized to 28%, compared to 10% in 4Q14
- Common Equity Tier 1 capital ratio under Basel III transitional approach was 8.5%
  - T1C (B1) at Dec 31, 2014 was 8.2%

* In 1Q15, excludes $17.5M impact of restructuring charges, and in 4Q14, excludes $9.1M impact of restructuring charges and $23M reversal of deposit account remediation reserve (process issue); Operating results represent non-GAAP measures. Refer to Noninterest Expense slide for further detail.

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4 ▪ Commercial growth was strongest in our Western PA (12% annualized), New England (11% annualized) and Eastern PA (10% annualized) markets ▪ 9% annualized increase in CRE balances QOQ driven by construction draws and construction-to-permanent rollovers ▪ Line utilization stable at low-40% ▪ HELOC balances increased for the 8th consecutive quarter ▪ Average Indirect auto loans increased $55M in 1Q15 ◦ $235M in new originations at 3.25% net yield, with an average FICO of 755 ◦ New origination yields up 16 bps QOQ Consumer Balance Growth Residential Real Estate Home Equity Indirect Auto Credit Cards Total Consumer 60% 40% 20% 0% -20% 3Q14 4Q14 1Q15 (1)% 2% (3)% 8% 8% 4% 52% 31% 10%6% 1% (4)% 13% 10% 2% Balance Sheet Summary | Loans ($ in millions; average balances) 1Q15 QOQ YOY Business 5,797 —% 7% Real Estate 8,263 9% 6% Total Commercial Loans 14,060 5% 6% Residential Real Estate 3,338 (3)% (2)% Home Equity 2,939 4% 7% Indirect Auto 2,187 10% 36% Credit Cards 311 (4)% (1)% Other Consumer 275 (11)% (8)% Total Consumer Loans 9,050 2% 8% Total Average Loans 23,110 4% 7% Business Real Estate Total Commercial 15% 12% 9% 6% 3% 0% 3Q14 4Q14 1Q15 9% 7% —% 4% 5% 9% 6% 6% 5% Commercial Balance Growth Note: Growth rates are annualized

5 Average Consumer Deposits ($B) Interest-bearing Checking Savings Money Market CDs Non Interest-bearing Checking $8 $6 $4 $2 $0 3Q14 4Q14 1Q15 $3.8 $3.8 $3.9$3.5 $3.4 $3.4 $6.7 $6.6 $6.7 $2.6 $2.6 $2.6 $1.3 $1.3 $1.3 Average Transaction Deposits ($B) ▪ 5% annualized increase in consumer deposit balances QOQ driven by higher customer balances and new account acquisitions ◦ Offset by declines in municipal & business account (seasonality) balances ▪ 11% annualized increase in consumer interest-bearing (+8%) and noninterest-bearing checking (+21%) balances ▪ MMDA up 4% QOQ reflecting successful promotional campaign ▪ Time deposits decline QOQ due to $98M less in brokered deposits Balance Sheet Summary | Deposits ($ in millions; average balances) 1Q15 QOQ YOY Interest-bearing Checking 5,001 (4)% 6% Savings Accounts 3,432 (2)% (5)% Money Market Deposits 10,132 4% 2% CDs (incl brokered CDs) 3,778 (11)% 4% Interest-bearing Deposits 22,343 (1)% 2% Non Interest-bearing Deposits 5,430 (4)% 12% Total Deposits 27,773 (2)% 4% Note: Growth rates are annualized Noninterest-bearing Interest-bearing % of Total Deposits $12 $10 $8 $6 $4 $2 $0 60% 50% 40% 30% 20% 10% 0% 1Q14 2Q14 3Q14 4Q14 1Q15 $4.86 $5.08 $5.26 $5.49 $5.43 $4.73 $4.82 $4.82 $5.05 $5.00 36% 36% 37% 38% 38% $9.6 $9.9 $10.1 $10.5 $10.4

Net Interest Income & Margin Overview

- Normalized 1Q15 net interest income decreased 2% QOQ; reported NII (FTE) decreased $7M QOQ driven by two fewer days in the quarter and elevated CLO discount accretion and prepayment penalties in 4Q14
- Normalized NIM down only 2 bps QOQ
- 4% annualized increase in average earning assets QOQ generally offset yield declines
  - Average commercial loans increased $182M QOQ (5%), while consumer loans increased $45M (2%)

	Net Interest Income (T/E)					Net Interest Margin				
($ in millions)	1Q14	2Q14	3Q14	4Q14	1Q15	1Q14	2Q14	3Q14	4Q14	1Q15
Quarter As Reported	**$275.5**	**$276.6**	**$278.2**	**$274.8**	**$267.8**	**3.33%**	**3.26%**	**3.21%**	**3.11%**	**3.07%**
Less: CLO pay-off discount recognition	($1.5)	($2.5)	($5.4)	($0.7)	-	(0.02)%	(0.03)%	(0.06)%	(0.01)%	-
Less: CMBS prepayment normalization	$0.7	-	-	($0.5)	-	0.01%	-	-	(0.01)%	-
Add: CMO Amort & Retro	($1.1)	-	$0.9	$1.0	-	(0.01)%	-	0.01%	0.01%	-
Add: CRE prepayment penalties	$0.4	$0.6	$0.8	($1.2)	-	-	0.01%	0.01%	(0.01)%	-
Less: Acquired Loans Early Payoffs	-	-	($0.7)	-	-	-	-	(0.01)%	-	-
SUB-TOTAL	**($1.5)**	**($1.9)**	**($4.4)**	**($1.4)**	**-**	**(0.01)%**	**(0.02)%**	**(0.05)%**	**(0.02)%**	**-**
Quarter Normalized	**$274.0**	**$274.7**	**$273.8**	**$273.4**	**$267.8**	**3.32%**	**3.24%**	**3.16%**	**3.09%**	**3.07%**

- Loan yields down 3 bps QOQ to 3.75% as new origination yields continue to trend lower than those rolling off
  - Indirect auto origination yields increased 16 bps QOQ due to increased focus on returns and greater used car mix
- Interest-bearing deposit costs increased 3 bps to 0.28% driven by promotional deposit pricing in 1Q15
  - 1 bp increase due to impact of PAA marks on maturing acquired CDs
  - Result of promotional campaigns to grow Money Market and CD balances

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Credit Quality - Originated Portfolio

($ in millions)	1Q14	4Q14	1Q15
Net Charge-offs	$15.6	$21.0	$15.0
Provision for loan losses	$20.1	$31.0	$11.1
NCOs / Average Loans	0.36%	0.44%	0.31%
Nonperforming Originated Loans[1]	$142	$174	$198
NPLs / Loans - Originated	0.82%	0.90%	1.01%
Total Originated Loans	$17,389	$19,296	$19,529
Allowance - Originated	$210	$228	$224
Allowance / Loans - Originated	1.21%	1.18%	1.15%
Criticized[2]	$766	$804	$760
Criticized as a % of Total Originated Loans	4.4%	4.2%	3.9%
Classified[3]	$462	$451	$468
Classified as a % of Total Originated Loans	2.7%	2.3%	2.4%

- Originated net charge-offs equaled 31 bps in 1Q15; down 13 bps from 4Q14 and down 5 bps YOY
- Originated provision down $20M from elevated 4Q levels (4Q14 included $10M towards one energy-related credit, $5M towards overall energy exposure, and $5M towards one commercial credit exited in 1Q15)
- Originated NPLs increased $24M QOQ due primarily to three commercial credits and lower than normal resolutions
  - Originated NPLs were 1.01% of originated loans
- Criticized loans decreased 5% QOQ to $760M due primarily to upgrades and resolutions
- Classified loans increased $17M QOQ to $468M, and modestly up YOY
- Criticized and classified loans to originated loans decreased 51 bps and 26 bps, respectively, from 1Q14

Note: Originated loans represent loans excluding acquired loans (i.e., loans originated under First Niagara ownership)

1. Does not include a $5.5 million loan that was classified as held for sale at March 31, 2015 and subsequently sold on April 2, 2015
1. Loans classified as special mention, substandard or doubtful
2. Loans classified as substandard or doubtful

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8 Credit Quality - Acquired Portfolio ▪ Provision on acquired loans decreased $0.2M in 1Q15 ▪ Credit mark of $92M equals 2.5% of remaining $3.7B acquired book ▪ Criticized and classified loans decreased 3% and 7%, respectively Note: Acquired loans before associated credit discount. Refer to the end balance sheet in our 1Q15 press release tables for a reconciliation to total loans and leases ($ in millions) NCC HNBC NAL HSBC Acquired NCC HNBC NAL HSBC Acquired Provision for loan losses $ 1.5 $ 1.6 $ — $ 0.2 $ 3.2 $ 1.9 $ 1.1 $ — $ — $ 3.0 Net charge-offs 0.1 1.6 — — 1.7 1.8 0.5 — — 2.3 NCOs / avg loans 0.17% 0.25% Nonperforming loans 1.6 9.8 11.2 7.6 30.2 1.5 9.2 10.8 8.7 30.2 Total loans 210 782 2,043 800 3,835 197 745 1,961 778 3,681 Allowance 1.4 4.2 — 0.6 6.2 1.5 4.9 — 0.6 6.9 Credit discount on Acq loans $ 1.8 $ 17.7 $ 55.3 $ 18.3 $ 93.1 $ 1.6 $ 17.5 $ 54.7 $ 18.0 $ 91.7 Credit discount / Acq loans 0.8% 2.3% 2.7% 2.3% 2.4% 0.8% 2.3% 2.8% 2.3% 2.5% Criticized $ 22.2 $ 55.5 $ 129.4 $ 30.2 $ 237.3 $ 18.6 $ 53.7 $ 127.3 $ 30.7 $ 230.2 Classified 14.8 50.4 68.7 24.4 158.2 12.1 46.3 64.7 24.6 147.7 Accruing 90+ days delinquent $ 7.9 $ 27.2 $ 46.2 $ 10.1 $ 91.4 $ 6.8 $ 25.3 $ 41.3 $ 11.0 $ 84.4 4Q14 1Q15

9 ▪ Reported noninterest income increased $5M QOQ; ex HTC in 4Q14, noninterest income declined $6M ◦ Capital markets decreased $4M from record 4Q14 levels ◦ Deposit fees declined $2M QOQ due to typical Q1 seasonality; in line with prior year trend ◦ Insurance commissions QOQ increase attributable to typical Q1 seasonality of renewals ◦ Merchant & card fees declined due to typical seasonality and to a lesser extent cold weather ◦ Mortgage banking income increased modestly due to higher gain-on-sale income; locked volumes increased 33% and GOS margins improved 9 bps Noninterest Income Overview ($ in millions) 4Q14 1Q15 QOQ Change Deposit Service Charges $ 22.6 $ 20.4 $ (2.2) Insurance Commissions 14.8 15.7 1.0 Merchant and Card Fees 13.0 11.9 (1.1) Wealth Management Services 14.4 14.7 0.2 Mortgage Banking 4.6 4.9 0.3 Capital Markets Income 8.3 4.2 (4.2) Lending and Leasing 4.6 4.4 (0.2) Bank Owned Life Insurance 3.2 3.6 0.4 Other Income* 2.6 2.6 — Core Noninterest Income* $ 88.1 $ 82.2 $ (5.8) HTC Amortization (10.9) — 10.9 GAAP Noninterest Income $ 77.2 $ 82.2 $ 5.0 *Excludes $10.9M impact of historic tax credit amortization in 4Q14; Operating results represent a non-GAAP measure. Refer to the Appendix for further information

Noninterest Expense

($ in millions)	4Q14	1Q15	QOQ Change
Salaries and Employee Benefits	$ 111.0	$ 112.0	$ 1.0
Occupancy and Equipment	28.4	27.3	(1.0)
Technology and Communication	33.9	35.1	1.1
Marketing	11.6	9.9	(1.7)
Professional Services	16.6	13.1	(3.6)
Amortization of Intangibles	6.4	6.2	(0.2)
FDIC Premiums	11.9	11.2	(0.8)
Other Expense	28.4	28.9	0.5
Operating Expense*	$ 248.2	$ 243.5	$ (4.7)
Deposit Account Remediation (Process Issue)	(23.0)	—	23.0
Restructuring Charges	9.1	17.5	8.5
GAAP Noninterest Expense	$ 234.3	$ 261.0	$ 26.7

- Reported 1Q15 GAAP noninterest expense of $261M
  - Restructuring charges of $18M primarily attributable to previously announced branch consolidations and Organization Simplification initiative
- 1Q15 operating expenses declined $5M from prior quarter
  - $1M increase in salaries and benefits expense driven by seasonally higher payroll taxes, partially offset by lower headcount; on a YOY basis, S&B down 5% driven by a 7% decrease in FTEs
  - Marketing and Professional Service expenses declined from elevated Q4 levels
  - Occupancy expenses decline reflect impact of the consolidation of 17 branches in January 2015
  - Tech and comm expenses higher QOQ driven by hardware & software expenses and higher depreciation
  - Operating Expenses as a percentage of average loans and deposits decreased to 1.91% from 1.96% in 4Q14

*Operating results represent a non-GAAP measure. Refer to the Appendix for further information

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2Q15 Outlook *(as of April 24, 2015)*

Metric	Street Median[1]	Management Commentary
Net Interest Margin (T/E)	3.03%	2-4 basis point downward bias to Street expectations reflecting lower rate environment and day effect
Average Earning Assets	$35.6B	Consistent with Street Q2 expectations; 3-4% annualized increase QOQ
Noninterest Income	$87M	Expect mid-single digit growth from Q1 levels; increases in deposit fees, insurance and merchant card fees
Operating Expense	$247M	Consistent with Street Q2 expectations; low-single digit increase in operating expenses
Provision	$22M	Consistent with Street Q2 expectations; 2015 originated NCO outlook unchanged at 30-35 bps
Taxes	N/A	28-29% on a GAAP basis
Earnings per Share	$0.15	$0.01 per share downward bias reflecting NIM pressure

1. Based on the computed median of all 15 analyst models where available and SNL Financial; 2Q15 expectations as of April 24, 2015

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Appendix

13 Agency RMBS: 61.6% CMBS: 11.2% CLO: 9.4% ABS: 4.1% Corporates: 6.8% Muni: 3.6% US Gov't: 2.6% Other: 0.2% UST: 0.5% Investment Security Mix (Book Value $12.0B) Investment Securities1 (as of March 31, 2015) Commercial Assets2 to Total Deposits 1. Excludes Federal Home Loan Bank and Federal Reserve Bank stock 2. Commercial assets include C&I and CRE loans plus CLO, CMBS, corporates and commercial ABS at amortized cost Traditional Portfolio $8.2B; 68% Credit Securities $3.8B; 32% Portfolio Stats 4Q14 1Q15 Market Value $11.9B $12.2B Yield 2.93% 2.88% Average Rating AA AA Remaining CMO Purchase Premium $87M $86M Remaining Premium as a % of CMO Portfolio 1.2% 1.2% Total Portfolio Duration 3.7 years 3.8 years AFS Portfolio Duration 2.8 years 2.8 years QOQ Change in after-tax AOCI ($3M) $16M Quarterly Purchases 4Q14 1Q15 Total $945M $923M Yield 2.5% 2.4% Average Rating AA+ AA Risk Profile Consistent with Peers FNFG Peer Median 80% 75% 70% 65% 60% 55% 50% 45% 40% 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 58% 61% 62% 63% 64% 63% 63% 63% 62% 63%

14 Strong Asset Quality Originated NPL to Loans by Loan Category1 Originated NCO to Loans by Loan Category1 CRE C&I RRE Home Equity Indirect Auto 2.00% 1.50% 1.00% 0.50% 0.00% 1Q14 2Q14 3Q14 4Q14 1Q15 0.74% 0.90% 0.83% 1.00% 1.61% 1.54% 1.29% 1.39% 0.58% 0.61% 1. Excludes acquired loans that are marked to market at acquisition CRE C&I RRE Home Equity Indirect Auto Credit Card 4.40% 3.60% 2.80% 2.00% 1.20% 0.40% -0.40% 1Q14 2Q14 3Q14 4Q14 1Q15 0.06% 0.24% 0.93% 0.31% 0.09% 0.05% 0.15% 0.16% 0.42% 0.22% 3.13% 3.16%

15 ($ in billions)($ in billions) Strong Asset Quality Commercial Loan Count1 Originated Criticized & Classified Loans to Total Loans2 Criticized Classified 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 1Q14 2Q14 3Q14 4Q14 1Q15 4.40% 4.33% 4.36% 4.17% 3.89% 2.66% 2.55% 2.49% 2.34% 2.40% 4Q12 4Q13 4Q14 1Q15 2,500 2,000 1,500 1,000 500 0 $1M to $5M $5M to $10M $10M to $20M > $20M 1. Multiple loans to one borrower have not been aggregated for purposes of this chart 2. Excludes acquired loans that are marked to market at acquisition 36 40 33 25 2,0 11 1,992 1,953 1,841 204 189 166 150 382 393 35 0 315

16 C&I CRE $15 $12 $9 $6 $3 $0 2Q14 3Q14 4Q14 1Q15 $5.6 $5.7 $5.8 $5.8 $7.9 $8.0 $8.1 $8.3 Continued Momentum in Loan Growth Average Commercial Loans ($B) Average Consumer Loans ($B) ▪ 4% annualized increase in average loans QOQ ▪ Commercial real estate balances increased 9% annualized from prior quarter ▪ Continued momentum in indirect auto lending platform; 8th consecutive quarter of HELOC growth Notes: Growth rates are annualized 5% Residential RE Home Equity Other Consumer Credit Card Indirect Auto $10 $8 $6 $4 $2 $0 2Q14 3Q14 4Q14 1Q15 $3.4 $3.4 $3.4 $3.3 $2.8 $2.9 $2.9 $2.9 $0.3 $0.3 $0.3 $0.3$0.3 $0.3 $0.3 $0.3 $1.8 $2.0 $2.1 $2.2 2% $8.5 $8.8 $9.0 $9.1 $13.5 $13.7 $13.9 $14.1

17 Commercial Banking QOQ Commercial Growth by Region QOQ Commercial Growth by Business Unit 20% 10% 0% -10% -20% -30% NY WPA EPA NE Tri-State Other* 2% 12% 10% 11% (19)% (17)% $6.2 $2.0 $2.5 $2.5 $0.6 $0.5 $4.2 $2.8 $4.5 $1.0 $0.5 $1.3 Average Loan Balances (billions) Average Loan Balances (billions) Notes: Average balances. Growth rates are annualized. Balances include small business loans that roll up into retail segment *Includes capital markets and community development lending 20% 10% 0% -10% -20% -30% Middle Market Business Banking CRE Equipment Finance Capital Markets Other 8% (2)% 8% 9% (18)% 8%

Consumer Finance

	($ in millions)	4Q14	1Q15	QOQ Change
Indirect Auto	Period end balance	$2,166	$2,201	6%
	Origination Volume	$283.8	$234.8	(17)%
	Origination Yield	3.09%	3.25%	16 bps
	# of dealers	1,238	1,232	—%
	% units used	61%	67%	6%
Credit Cards	Period end loan balance	$324	$301	(29)%
	Purchase Volume	$257	$219	(15)%
	Interchange fee income	$4.9	$4.3	(13)%
	Total active accounts (units)	158,315	155,098	(2)%
Residential Mortgage	Total Origination Volume	$326	$291	(11)%
	Retail Origination Volume	$256	$223	(13)%
	Purchase Volume	$199	$140	(30)%
	HFS Lock Volume	$162	$216	33%
	Application Volume	$412	$647	57%

- **Indirect Auto**
  - Net origination yield of 3.25%, 16 bps higher than 4Q14
  - $234.8 million in originations in 1Q15, down from 4Q14
    - Average FICO of 755 on new originations during the quarter, compared to 763 in 4Q14
    - 67% of originations are for used vehicles at new car dealers, compared to 61% for 4Q14 and 56% in 3Q14
- **Credit cards**
  - Purchase volume down seasonally QOQ and flat to 1Q14
  - Continued focus in building the balance sheet through origination, activation, and usage campaigns
  - Apple Pay was introduced in 1Q15
- **Residential Lending**
  - Application volumes up 57% QOQ and 77% YOY due to surge in refinance activity given current rate environment
  - Closed volumes decreased 11% seasonally QOQ
  - Purchase volumes accounted for 48% of total production in quarter compared to 61% in the prior quarter; purchase volume down 30% QOQ

Note: Balance growth rates are annualized

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19 Non-GAAP Measures Non-GAAP Measures – This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company believes that these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this presentation, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this Appendix.

20 GAAP to non-GAAP Measures Quarter ended Quarter ended (in thousands) March 31, 2015 December 31, 2014 Computation of pre-tax,pre-provision income: Net interest income $ 262,944 $ 269,783 Noninterest income 82,244 77,177 Noninterest expense (261,038) (234,312) Pre-tax, pre-provision income (loss) (GAAP) 84,150 112,648 Add back: non-operating noninterest expenses 17,517 (13,934) Pre-tax, pre-provision income (Non-GAAP) $ 101,667 $ 98,714 Reconciliation of pretax operating income to pretax net income: Pretax operating income (Non-GAAP) 88,902 63,008 Nonoperating expenses, gross of tax (17,517) 13,934 Pretax net income (GAAP) $ 71,385 $ 76,942 Reconciliation of net operating income to net income: Net operating income (Non-GAAP) $ 62,246 $ 60,697 Nonoperating expenses, net of tax (10,861) 8,370 Net income (GAAP) $ 51,385 $ 69,067 Reconciliation of operating efficiency ratio to reported efficiency ratio: Operating efficiency ratio (Non-GAAP) 70.5% 71.5 % Nonoperating expenses, gross of tax 5.1% (4.0)% Reported efficiency ratio (GAAP) 75.6% 67.5 % Quarter ended Quarter ended (in thousands) March 31, 2015 December 31, 2014 Computation of Average Tangible Assets: Total average assets $ 38,706,545 $ 38,317,930 Less: Average goodwill and other intangibles (1,413,765) (1,420,119) Average tangible assets $ 37,292,780 $ 36,897,811 Computation of Average Tangible Common Equity: Total average stockholders' equity $ 4,125,246 $ 4,092,758 Less: Average goodwill and other intangibles (1,410,800) (1,417,005) Less: Average preferred stockholders' equity (338,002) (338,002) Average tangible common equity $ 2,376,444 $ 2,337,751